Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS SECOND QUARTER RESULTS

MGM China Reports Record Results and Announces $113 Million Dividend

Las Vegas Strip Results Continue to Trend Higher

Las Vegas, Nevada, August 6, 2013 -- MGM Resorts International (NYSE: MGM) today reported financial results for the quarter ended June 30, 2013. Loss per share for the second quarter of 2013 was $0.19 compared to a loss per share of $0.30 in the prior year second quarter. Comparability of the current and prior year consolidated results was affected by certain items discussed below.

“We continue to see broad-based Las Vegas improvement as our Strip EBITDA increased 15%, driven by a 7% increase in casino revenues and a 5% increase in hotel revenues,” said Jim Murren, MGM Resorts International Chairman and CEO. “A strong performance at MGM China led to another quarter of record results, driven by higher volumes in both mass market and VIP.”

Key results for the second quarter of 2013 include the following:

•	Consolidated net revenue increased 7% over the prior year quarter to $2.5 billion;
•	Consolidated casino revenue increased 11%;
•	Rooms revenue at wholly owned domestic resorts increased 5% with a 2.5% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts;
•	Adjusted Property EBITDA(2) was $596 million, a 9% increase compared to the prior year quarter;
•	The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA of $376 million, a 9% increase compared to the prior year quarter;
•	MGM China’s Adjusted EBITDA increased 10% to $205 million, which included $15 million of branding fee expense in the current quarter;
•	CityCenter’s Adjusted EBITDA related to resort operations was $67 million, a 6% decrease compared to the prior year quarter, as a result of lower table games hold percentage in the current year; and
•	Consolidated operating income increased 32% to $232 million compared to $175 million in the prior year quarter.

Certain Items Affecting Second Quarter Results

The following table lists items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended June 30,	2013	2012
Property transactions, net
Investment in Grand Victoria impairment	$(0.05)	$(0.11)
Corporate buildings impairment	(0.06)	—
Other property transactions, net	(0.01)	(0.01)
Tax adjustments:
MGM China shareholder dividend tax	—	0.07
Deferred tax valuation allowance	(0.11)	(0.13)

The current year second quarter and prior year second quarter results were affected by non-cash impairment charges of $37 million and $85 million, respectively, related to the Company’s joint venture investment in Grand Victoria. In addition, the Company recorded an impairment charge of $45 million in the current year second quarter related to corporate buildings that are expected to be removed from service. The Company’s planned Las Vegas arena project, of which the Company will own 50%, will be located on the land underlying these buildings.

The current year second quarter income tax provision was affected by $55 million of valuation allowance on U.S. deferred tax assets, including valuation allowance related to tax benefit reflected in other items in the above table. The prior year second quarter income tax provision was affected by a valuation allowance for a portion of U.S. deferred tax assets and by a net tax benefit resulting from entering into an annual fee arrangement with the Macau government with respect to the complementary tax on dividend distributions of MGM Macau covering the years 2007 through 2011, including the dividend distributed in the first quarter of 2012. All taxes previously accrued on MGM Macau dividends distributed in prior quarters were reversed and the cumulative agreed upon annual fee was recorded during the second quarter of 2012.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts increased 3% compared to the prior year quarter. Table games revenue increased 4% and the overall table games hold percentage in the second quarter of 2013 was 18.1% compared to 17.7% for the prior year quarter. Slots revenue increased 3% with a 7% increase at the Company’s Las Vegas Strip resorts.

Rooms revenue increased 5% with a 2.5% increase in Las Vegas Strip REVPAR. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended June 30,	2013	2012
Occupancy %	95%	94%
Average Daily Rate (ADR)	$134	$131
Revenue per Available Room (REVPAR)	$127	$124

Operating income for the Company’s wholly owned domestic resorts for the second quarter of 2013 was $239 million, an increase of 12% compared to the prior year quarter.

MGM China

On August 6, 2013, MGM China’s Board of Directors announced a dividend of $113 million, which will be paid to shareholders of record as of August 26, 2013 and distributed on or about September 2, 2013. MGM Resorts International will receive $57 million, representing its 51% share of the dividend.

Key second quarter results for MGM China include the following:

•

MGM China earned net revenue of $835 million, an 18% increase over the prior year quarter, and its highest ever quarterly Adjusted EBITDA of $205 million, a 10% increase over the prior year quarter, due primarily to increases in main floor table games and VIP revenues;

•	Main floor table games and slots win increased 29% and 4%, respectively, compared to the prior year quarter;
•	VIP table games turnover increased 34% from the prior year quarter, while hold percentage was 2.9% in the current year quarter compared to 3.3% in the prior year quarter; and
•	MGM China’s operating income was $126 million compared to $90 million in the prior year quarter.

Income from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of operating income from unconsolidated affiliates, adjusted for the effect of certain basis differences:

Three months ended June 30,	2013	2012
	(In thousands)
CityCenter	$861	$642
Other	5,821	5,344

	$6,682	$5,986

Results for CityCenter Holdings, LLC for the second quarter of 2013 include the following (see schedules accompanying this release for further detail on CityCenter’s second quarter results):

•	Net revenue from resort operations decreased to $280 million, a 1% decrease from the prior year quarter;
•	Adjusted EBITDA from resort operations was $67 million compared to $71 million in the prior year quarter;
•	Aria’s table games hold percentage was 20.8% in the current year quarter compared to 24.0% in the prior year quarter; and
•	Aria’s occupancy percentage was 92% and its ADR was $212, resulting in REVPAR of $194, a 4% increase compared to the prior year quarter.

Financial Position

The Company’s term loan B facility was re-priced in May 2013 and now bears interest at LIBOR plus 2.50%, with a LIBOR floor of 1.00%, a 75 basis point reduction compared to the prior rate. The re-pricing will result in annual interest savings of approximately $13 million. As of June 30, 2013, the Company reduced its outstanding indebtedness by approximately $476 million year to date.

“Our continued focus on cost containment and investing in high return projects within our resorts is driving improved operating margins and free cash flow,” said Dan D’Arrigo, MGM Resorts International Executive Vice President, CFO and Treasurer. “We are utilizing growing cash flow and dividends from MGM China to significantly improve our balance sheet.”

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1- 800-560-7376 for domestic callers and 1-706-758-3659 for international callers. The conference call access code is 15164251. A replay of the call will be available through Tuesday, August 13, 2013. The replay may be accessed by dialing 1-855-859-2056 or 1-404-537-3406. The replay access code is 15164251. The call will be archived at www.mgmresorts.com.

1            REVPAR is hotel revenue per available room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*        *        *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage. In addition to its 51% interest in MGM China Holdings, Limited, which owns the MGM Macau resort and casino and is in the process of developing a gaming resort in Cotai, the Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in three other properties in Nevada and Illinois. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its

gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the amount the Company expects to receive as a result of the MGM China dividend and the timing of such distribution. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
DANIEL D’ARRIGO	CLARK DUMONT
Executive Vice President, CFO & Treasurer	Senior Vice President of Corporate Communications
(702) 693-8895	(702) 891-1836 or cdumont@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues:
Casino	$1,443,157	$1,299,196	$2,844,577	$2,634,230
Rooms	437,710	418,766	838,960	812,386
Food and beverage	394,247	391,891	754,129	764,844
Entertainment	121,001	120,909	234,855	241,309
Retail	52,748	52,086	97,455	98,710
Other	127,914	132,900	251,740	246,023
Reimbursed costs	92,741	90,938	182,977	181,477

	2,669,518	2,506,686	5,204,693	4,978,979
Less: Promotional allowances	(188,253)	(182,921)	(371,280)	(367,624)

	2,481,265	2,323,765	4,833,413	4,611,355

Expenses:
Casino	916,807	826,211	1,792,053	1,693,685
Rooms	134,001	129,897	261,710	256,052
Food and beverage	225,696	222,567	430,436	434,206
Entertainment	89,940	88,559	173,665	177,347
Retail	27,865	29,241	53,831	56,824
Other	92,819	88,835	178,792	175,057
Reimbursed costs	92,741	90,938	182,977	181,477
General and administrative	314,324	309,478	618,225	612,767
Corporate expense	52,364	42,540	98,988	84,800
Preopening and start-up expenses	3,506	—	5,652	—
Property transactions, net	88,131	90,467	96,622	91,384
Depreciation and amortization	218,151	235,643	430,069	472,452

	2,256,345	2,154,376	4,323,020	4,236,051

Income (loss) from unconsolidated affiliates	6,682	5,986	23,026	(7,323)

Operating income	231,602	175,375	533,419	367,981

Non-operating income (expense):
Interest expense, net of amounts capitalized	(214,500)	(276,323)	(439,947)	(560,665)
Non-operating items from unconsolidated affiliates	(38,864)	(20,836)	(60,943)	(47,702)
Other, net	(4,951)	46	(6,233)	(57,530)

	(258,315)	(297,113)	(507,123)	(665,897)

Income (loss) before income taxes	(26,713)	(121,738)	26,296	(297,916)
Benefit (provision) for income taxes	(3,865)	51,304	(34,296)	24,175

Net loss	(30,578)	(70,434)	(8,000)	(273,741)
Less: Net income attributable to noncontrolling interests	(62,380)	(75,018)	(78,412)	(88,964)

Net loss attributable to MGM Resorts International	$(92,958)	$(145,452)	$(86,412)	$(362,705)

Per share of common stock:
Basic:
Net loss attributable to MGM Resorts International	$(0.19)	$(0.30)	$(0.18)	$(0.74)

Weighted average shares outstanding	489,484	488,931	489,388	488,896

Diluted:
Net loss attributable to MGM Resorts International	$(0.19)	$(0.30)	$(0.18)	$(0.74)

Weighted average shares outstanding	489,484	488,931	489,388	488,896

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,278,673	$1,543,509
Accounts receivable, net	440,326	443,677
Inventories	101,110	107,577
Deferred income taxes, net	141,516	179,431
Prepaid expenses and other	248,615	232,898

Total current assets	2,210,240	2,507,092

Property and equipment, net	14,042,309	14,194,652

Other assets:
Investments in and advances to unconsolidated affiliates	1,408,139	1,444,547
Goodwill	2,900,543	2,902,847
Other intangible assets, net	4,609,088	4,737,833
Other long-term assets, net	551,818	497,767

Total other assets	9,469,588	9,582,994

	$25,722,137	$26,284,738

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$229,599	$199,620
Income taxes payable	7,682	1,350
Accrued interest on long-term debt	193,660	206,736
Other accrued liabilities	1,667,205	1,517,965

Total current liabilities	2,098,146	1,925,671

Deferred income taxes	2,505,000	2,473,889
Long-term debt	13,111,961	13,589,283
Other long-term obligations	149,864	179,879
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 489,596,581 and 489,234,401 shares	4,896	4,892
Capital in excess of par value	4,145,571	4,132,655
Retained earnings	127,286	213,698
Accumulated other comprehensive income	11,308	14,303

Total MGM Resorts International stockholders’ equity	4,289,061	4,365,548
Noncontrolling interests	3,568,105	3,750,468

Total stockholders’ equity	7,857,166	8,116,016

	$25,722,137	$26,284,738

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Bellagio	$303,111	$296,385	$603,831	$580,732
MGM Grand Las Vegas	255,426	230,396	514,316	462,876
Mandalay Bay	205,306	192,465	380,819	372,391
The Mirage	142,383	146,239	286,936	294,468
Luxor	83,383	84,717	161,172	166,643
New York-New York	69,070	69,017	138,338	139,641
Excalibur	69,967	68,275	131,776	130,999
Monte Carlo	68,891	66,456	135,391	131,363
Circus Circus Las Vegas	51,270	54,115	97,183	101,799
MGM Grand Detroit	132,593	141,805	273,461	292,392
Beau Rivage	85,959	86,899	166,869	173,550
Gold Strike Tunica	36,400	35,908	73,442	76,008
Other resort operations	32,237	32,551	61,650	61,964

Wholly owned domestic resorts	1,535,996	1,505,228	3,025,184	2,984,826

MGM China	835,149	709,296	1,582,706	1,411,386
Management and other operations	110,120	109,241	225,523	215,143

	$2,481,265	$2,323,765	$4,833,413	$4,611,355

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Bellagio	$99,522	$83,352	$189,101	$153,796
MGM Grand Las Vegas	49,635	29,032	111,640	66,357
Mandalay Bay	49,358	47,399	88,772	86,213
The Mirage	24,528	25,067	54,689	52,486
Luxor	18,288	17,345	33,862	35,709
New York-New York	23,672	23,662	47,072	47,975
Excalibur	19,771	19,125	34,880	33,304
Monte Carlo	19,883	16,408	37,369	31,404
Circus Circus Las Vegas	5,296	8,148	9,853	13,289
MGM Grand Detroit	38,662	43,337	78,315	85,576
Beau Rivage	16,466	19,401	30,339	36,451
Gold Strike Tunica	8,518	11,041	18,505	22,621
Other resort operations	2,004	1,841	2,243	949

Wholly owned domestic resorts	375,603	345,158	736,640	666,130

MGM China	204,815	186,560	385,270	351,081
CityCenter (50%)(1)	861	642	12,556	(17,931)
Other unconsolidated resorts(1)	5,821	5,344	10,470	10,608
Management and other operations	9,060	10,104	24,821	14,803

	$596,160	$547,808	$1,169,757	$1,024,691

(1)	Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended June 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$71,386	$—	$337	$27,799	$99,522
MGM Grand Las Vegas	29,400	—	104	20,131	49,635
Mandalay Bay	23,414	1,078	1,854	23,012	49,358
The Mirage	11,714	—	141	12,673	24,528
Luxor	9,097	112	(252)	9,331	18,288
New York-New York	17,958	—	499	5,215	23,672
Excalibur	16,382	—	13	3,376	19,771
Monte Carlo	12,183	58	2,964	4,678	19,883
Circus Circus Las Vegas	801	—	10	4,485	5,296
MGM Grand Detroit	32,709	—	—	5,953	38,662
Beau Rivage	8,732	—	7	7,727	16,466
Gold Strike Tunica	3,966	—	1,187	3,365	8,518
Other resort operations	1,441	—	—	563	2,004

Wholly owned domestic resorts	239,183	1,248	6,864	128,308	375,603

MGM China	126,134	2,258	150	76,273	204,815
CityCenter (50%)	861	—	—	—	861
Other unconsolidated resorts	5,821	—	—	—	5,821
Management and other operations	6,111	—	(4)	2,953	9,060

	378,110	3,506	7,010	207,534	596,160

Stock compensation	(6,246)	—	—	—	(6,246)
Corporate	(140,262)	—	81,121	10,617	(48,524)

	$231,602	$3,506	$88,131	$218,151	$541,390

Three Months Ended June 30, 2012
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$58,322	$—	$354	$24,676	$83,352
MGM Grand Las Vegas	8,072	—	803	20,157	29,032
Mandalay Bay	26,963	—	545	19,891	47,399
The Mirage	12,240	—	57	12,770	25,067
Luxor	8,406	—	185	8,754	17,345
New York-New York	18,002	—	243	5,417	23,662
Excalibur	14,769	—	3	4,353	19,125
Monte Carlo	10,930	—	553	4,925	16,408
Circus Circus Las Vegas	3,036	—	77	5,035	8,148
MGM Grand Detroit	32,431	—	884	10,022	43,337
Beau Rivage	11,727	—	8	7,666	19,401
Gold Strike Tunica	7,713	—	2	3,326	11,041
Other resort operations	1,184	—	6	651	1,841

Wholly owned domestic resorts	213,795	—	3,720	127,643	345,158

MGM China	90,215	—	1,464	94,881	186,560
CityCenter (50%)	642	—	—	—	642
Other unconsolidated resorts	5,344	—	—	—	5,344
Management and other operations	6,855	—	—	3,249	10,104

	316,851	—	5,184	225,773	547,808

Stock compensation	(8,769)	—	—	—	(8,769)
Corporate	(132,707)	—	85,283	9,870	(37,554)

	$175,375	$—	$90,467	$235,643	$501,485

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$137,778	$—	$341	$50,982	$189,101
MGM Grand Las Vegas	70,372	—	770	40,498	111,640
Mandalay Bay	44,236	474	2,436	41,626	88,772
The Mirage	25,264	—	4,295	25,130	54,689
Luxor	12,872	112	2,927	17,951	33,862
New York-New York	35,695	—	530	10,847	47,072
Excalibur	27,544	—	13	7,323	34,880
Monte Carlo	25,041	58	2,952	9,318	37,369
Circus Circus Las Vegas	412	—	10	9,431	9,853
MGM Grand Detroit	67,080	—	—	11,235	78,315
Beau Rivage	15,159	—	(291)	15,471	30,339
Gold Strike Tunica	10,786	—	1,174	6,545	18,505
Other resort operations	1,113	—	(1)	1,131	2,243

Wholly owned domestic resorts	473,352	644	15,156	247,488	736,640

MGM China	225,251	4,632	345	155,042	385,270
CityCenter (50%)	12,180	376	—	—	12,556
Other unconsolidated resorts	10,470	—	—	—	10,470
Management and other operations	18,894	—	—	5,927	24,821

	740,147	5,652	15,501	408,457	1,169,757

Stock compensation	(13,189)	—	—	—	(13,189)
Corporate	(193,539)	—	81,121	21,612	(90,806)

	$533,419	$5,652	$96,622	$430,069	$1,065,762

Six Months Ended June 30, 2012
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$105,420	$—	$354	$48,022	$153,796
MGM Grand Las Vegas	26,421	—	1,130	38,806	66,357
Mandalay Bay	45,566	—	545	40,102	86,213
The Mirage	26,742	—	70	25,674	52,486
Luxor	17,615	—	185	17,909	35,709
New York-New York	36,699	—	243	11,033	47,975
Excalibur	24,391	—	3	8,910	33,304
Monte Carlo	20,903	—	558	9,943	31,404
Circus Circus Las Vegas	3,538	—	77	9,674	13,289
MGM Grand Detroit	64,769	—	884	19,923	85,576
Beau Rivage	21,123	—	8	15,320	36,451
Gold Strike Tunica	15,933	—	2	6,686	22,621
Other resort operations	(218)	—	(14)	1,181	949

Wholly owned domestic resorts	408,902	—	4,045	253,183	666,130

MGM China	158,342	—	1,464	191,275	351,081
CityCenter (50%)	(17,931)	—	—	—	(17,931)
Other unconsolidated resorts	10,608	—	—	—	10,608
Management and other operations	7,266	—	—	7,537	14,803

	567,187	—	5,509	451,995	1,024,691

Stock compensation	(18,101)	—	—	—	(18,101)
Corporate	(181,105)	—	85,875	20,457	(74,773)

	$367,981	$—	$91,384	$472,452	$931,817

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Adjusted EBITDA	$541,390	$501,485	$1,065,762	$931,817
Preopening and start-up expenses	(3,506)	—	(5,652)	—
Property transactions, net	(88,131)	(90,467)	(96,622)	(91,384)
Depreciation and amortization	(218,151)	(235,643)	(430,069)	(472,452)

Operating income	231,602	175,375	533,419	367,981

Non-operating income (expense):
Interest expense, net of amounts capitalized	(214,500)	(276,323)	(439,947)	(560,665)
Other, net	(43,815)	(20,790)	(67,176)	(105,232)

	(258,315)	(297,113)	(507,123)	(665,897)

Income (loss) before income taxes	(26,713)	(121,738)	26,296	(297,916)
Benefit (provision) for income taxes	(3,865)	51,304	(34,296)	24,175

Net loss	(30,578)	(70,434)	(8,000)	(273,741)
Less: Net income attributable to noncontrolling interests	(62,380)	(75,018)	(78,412)	(88,964)

Net loss attributable to MGM Resorts International	$(92,958)	$(145,452)	$(86,412)	$(362,705)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Bellagio
Occupancy %	95.9%	96.9%	94.3%	95.0%
Average daily rate (ADR)	$247	$237	$244	$234
Revenue per available room (REVPAR)	$237	$230	$230	$223

MGM Grand Las Vegas
Occupancy %	96.4%	96.3%	94.7%	94.9%
ADR	$143	$141	$144	$141
REVPAR	$138	$136	$137	$134

Mandalay Bay
Occupancy %	94.2%	95.4%	91.5%	92.7%
ADR	$192	$183	$187	$184
REVPAR	$181	$174	$171	$171

The Mirage
Occupancy %	96.3%	98.4%	95.7%	95.6%
ADR	$152	$151	$151	$153
REVPAR	$147	$149	$144	$146

Luxor
Occupancy %	95.2%	93.3%	92.9%	92.0%
ADR	$90	$91	$88	$90
REVPAR	$86	$85	$82	$83

New York-New York
Occupancy %	98.3%	97.1%	97.8%	96.0%
ADR	$115	$112	$113	$111
REVPAR	$113	$109	$111	$106

Excalibur
Occupancy %	95.5%	94.0%	90.6%	90.7%
ADR	$74	$72	$73	$72
REVPAR	$71	$68	$66	$65

Monte Carlo
Occupancy %	98.0%	97.5%	96.9%	95.6%
ADR	$107	$106	$105	$104
REVPAR	$105	$104	$102	$99

Circus Circus Las Vegas
Occupancy %	85.5%	83.2%	79.5%	79.6%
ADR	$55	$56	$55	$55
REVPAR	$47	$47	$43	$44

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Aria	$226,102	$233,634	$484,612	$421,466
Vdara	24,355	23,114	46,414	44,563
Crystals	15,494	13,133	29,451	25,460
Mandarin Oriental	13,774	12,022	27,494	24,723

Resort operations	279,725	281,903	587,971	516,212
Residential operations	53,449	8,242	60,345	12,850

	$333,174	$290,145	$648,316	$529,062

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
Adjusted EBITDA	$72,666	$65,195	$159,653	$93,790
Preopening and start-up expenses	—	—	(752)	—
Property transactions, net	(10,113)	(70)	(10,113)	(2,079)
Depreciation and amortization	(86,327)	(88,109)	(172,730)	(176,152)

Operating loss	(23,774)	(22,984)	(23,942)	(84,441)

Non-operating income (expense):
Interest expense - sponsor notes	(25,935)	(22,298)	(50,883)	(43,851)
Interest expense - other	(42,984)	(42,926)	(86,454)	(88,968)
Other, net	(33,073)	1,143	(32,330)	(6,640)

	(101,992)	(64,081)	(169,667)	(139,459)

Net loss	$(125,766)	$(87,065)	$(193,609)	$(223,900)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended June 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(14,713)	$—	$278	$64,018	$49,583
Vdara	(3,894)	—	—	10,394	6,500
Crystals	3,156	—	—	6,876	10,032
Mandarin Oriental	(3,601)	—	—	4,676	1,075

Resort operations	(19,052)	—	278	85,964	67,190
Residential operations	(410)	—	9,835	355	9,780
Development and administration	(4,312)	—	—	8	(4,304)

	$(23,774)	$—	$10,113	$86,327	$72,666

Three Months Ended June 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(10,004)	$—	$(9)	$65,935	$55,922
Vdara	(3,667)	—	—	10,308	6,641
Crystals	1,961	—	—	6,305	8,266
Mandarin Oriental	(4,245)	—	—	4,524	279

Resort operations	(15,955)	—	(9)	87,072	71,108
Residential operations	(299)	—	—	984	685
Development and administration	(6,730)	—	79	53	(6,598)

	$(22,984)	$—	$70	$88,109	$65,195

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(1,614)	$694	$278	$127,788	$127,146
Vdara	(9,190)	—	—	21,209	12,019
Crystals	5,159	58	—	13,320	18,537
Mandarin Oriental	(7,346)	—	—	9,686	2,340

Resort operations	(12,991)	752	278	172,003	160,042
Residential operations	(1,454)	—	9,835	711	9,092
Development and administration	(9,497)	—	—	16	(9,481)

	$(23,942)	$752	$10,113	$172,730	$159,653

Six Months Ended June 30, 2012
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(59,185)	$—	$1,986	$131,650	$74,451
Vdara	(8,609)	—	—	20,686	12,077
Crystals	2,661	—	—	12,711	15,372
Mandarin Oriental	(7,790)	—	—	9,039	1,249

Resort operations	(72,923)	—	1,986	174,086	103,149
Residential operations	(1,764)	—	—	1,952	188
Development and administration	(9,754)	—	93	114	(9,547)

	$(84,441)	$—	$2,079	$176,152	$93,790

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Aria
Occupancy %	91.7%	92.7%	90.3%	89.6%
ADR	$212	$201	$210	$203
REVPAR	$194	$187	$190	$182

Vdara
Occupancy %	91.4%	89.0%	88.6%	85.0%
ADR	$165	$161	$162	$162
REVPAR	$150	$143	$144	$137